UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act. None

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02- DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2016 Incentive Compensation Plan

On August 5, 2021, Destination XL Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) as discussed in Item 5.07 below. At the Annual Meeting, the Company’s stockholders approved amendments to the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”) to increase the total number of shares of common stock authorized for issuance under the 2016 Plan by 4,855,000 shares.

For a description of the material features of the 2016 Plan see “Proposal 4 –Amendments to the Company’s 2016 Incentive Compensation Plan to Increase the Total Number of Shares of Common Stock Authorized for Issuance Under the Plan by 4,855,000 Shares –Summary of the 2016 Incentive Compensation Plan” on pages 41 through 48 of the Company’s Definitive Proxy Statement on Schedule 14A filed on July 2, 2021 in connection with the Annual Meeting. Such description is qualified in its entirety by reference to the 2016 Plan, as approved and amended by the Company’s Board of Directors and stockholders, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07- Submission of Matters to a Vote of Security Holders.

On August 5, 2021, the Company held its Annual Meeting. Set forth below are the matters submitted at the Annual Meeting by the Board of Directors of the Company to a vote of stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors.

The Company’s stockholders elected six directors to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  The results of the voting were as follows:

	FOR	AGAINST	ABSTAIN	Broker Non-Votes
Harvey S. Kanter	41,308,081	31,991	9,865	15,169,599
Jack Boyle	41,311,556	25,534	12,847	15,169,599
Lionel F. Conacher	41,291,018	47,079	11,840	15,169,599
Willem Mesdag	37,763,812	3,569,075	17,050	15,169,599
Ivy Ross	41,305,471	33,926	10,340	15,169,799
Elaine Rubin	41,311,121	28,477	10,339	15,169,599

Proposal 2: Advisory Vote on Compensation of Named Executive Officers.

The compensation of the Company's named executive officers was approved by a non-binding advisory vote based upon the following votes:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
41,124,832	191,982	33,123	15,169,599

Proposal 3: Approval of an Amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 125,000,000 shares.

The proposal to amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock was approved by a majority of the shares of common stock outstanding on the record date based upon the following votes:

FOR	AGAINST	ABSTAIN
56,127,464	379,603	12,467

Proposal 4: Approval of Amendments to the Company’s 2016 Incentive Compensation Plan to increase the total number of shares of common stock authorized for issuance under the plan by 4,855,000 shares.

The amendments to the Company’s 2016 Incentive Compensation Plan were approved by a majority of the votes properly cast based upon the following votes.

FOR	AGAINST	ABSTAIN	Broker Non-Votes
38,694,652	2,640,130	15,155	15,169,599

Proposal 5: Ratification of Appointment of Independent Registered Public Accountants.

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending January 29, 2022 was ratified based upon the following votes:

FOR	AGAINST	ABSTAIN
56,365,369	143,609	10,558

ITEM 8.01 OTHER EVENTS.

Other Board of Directors appointments

On August 5, 2021, immediately following the Annual Meeting, the Company's Board of Directors made the following committee changes:

•

Jack Boyle was appointed Chairperson of the Nominating and Corporate Governance Committee. He will no longer serve as the Chairperson of the Cybersecurity and Data Privacy Committee but will remain a member of the committee;

•	Ivy Ross was appointed Chairperson of the Cybersecurity and Data Privacy Committee and added as a member of the Audit Committee; and
•	Elaine Rubin was added as a member of the Nominating and Corporate Governance Committee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Destination XL Group, Inc.’s 2016 Incentive Compensation Plan, as amended.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	August 6, 2021	By:	/s/ Robert S. Molloy
Robert S. Molloy
General Counsel and Secretary